Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Media Contacts:	Patrick Ryan	Investor Contacts:	Peter Dannenbaum
	(973) 275-7075		(908) 740-1037

	Melissa Moody (215) 407-3536		Raychel Kruper (908) 740-2107

Leslie A. Brun Resigns from Merck Board of Directors

KENILWORTH, N.J., Aug. 20, 2021 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, announced today that Leslie A. Brun, its independent lead director, has resigned from its Board of Directors, effective August 19, 2021. Mr. Brun is stepping down due to his decision to become chairman and chief executive officer of Ariel Alternatives, LLC, a subsidiary of Ariel Investments, LLC, a private equity initiative being created to help scale minority-owned businesses to serve as tier 1 suppliers to Fortune 500 companies. Merck is currently evaluating making an investment with Ariel Alternatives.

“Les has been an invaluable member of Merck’s board for many years and we have benefitted greatly from his leadership, wise counsel and friendship,” said Rob Davis, chief executive officer and president, Merck. “While we will miss him, we recognize the importance of the task Les is undertaking at Ariel Alternatives, and we wish him great success.”

The company intends to name a new independent lead director in the near future.

About Merck

For 130 years, Merck, known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases in pursuit of our mission to save and improve lives. We demonstrate our commitment to patients and population health by increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to prevent and treat diseases that threaten people and animals – including cancer, infectious diseases such as HIV and Ebola and emerging animal diseases – as we aspire to be the premier research-intensive biopharmaceutical company in the world. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Kenilworth, N.J., USA

This news release of Merck & Co., Inc., Kenilworth, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the global outbreak of novel coronavirus disease (COVID-19); the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s 2020 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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